UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K / A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2011

Regal Entertainment Group

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 10, 2011, Regal Entertainment Group (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) related to the Company’s 2011 Annual Meeting of Stockholders held on May 4, 2011 (the “Meeting”).  This Form 8-K/A is being filed solely to update the disclosures made under Item 5.07 of the Original Form 8-K regarding the frequency of future non-binding, advisory votes on executive compensation.

Item 5.07  Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in an advisory vote held at the Meeting over a majority of the votes cast recommended that the Company hold future advisory votes on the compensation of our Named Executive Officers on an annual basis.

In light of these voting results and other factors, the Company will hold future advisory votes on the compensation of our Named Executive Officers on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 31, 2011	By:	/s/ Peter B. Brandow
Name: Peter B. Brandow
Title: Executive Vice President, General Counsel & Secretary